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EXHIBIT 32

SECTION 1350 CERTIFICATIONS

        To my knowledge, this Report on Form 10-Q for the period ended March 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of State Street Corporation.

Date: May 9, 2008	By:	/s/ RONALD E. LOGUE Ronald E. Logue, Chairman and Chief Executive Officer
Date: May 9, 2008	By:	/s/ EDWARD J. RESCH Edward J. Resch, Executive Vice President and Chief Financial Officer

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  EXHIBIT 32
SECTION 1350 CERTIFICATIONS